UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 10, 2006

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of	(Commission Identification No.)	(IRS Employer File Number)
incorporation)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 11, 2006, at our Annual Meeting of Shareholders, our shareholders approved an amendment to our 1995 Stock Incentive Plan to (i) increase the number of shares of our common stock reserved for issuance under the plan from 8,000,000 to 9,000,000; (ii) change the terms of the automatic awards for non-employee members of our board of directors; and (iii) permit awards granted thereunder to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. A copy of the amended plan is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

On May 10, 2006, the Compensation Committee made restricted share unit (“RSU”) awards to the Company’s executive officers in the amounts described in the following table:

Named Executive Officer:	Time Vested RSUs	Performance-Based RSUs (at 100% of Plan target)
Raymond A. Link	3,500	3,500
Steven D. Berger	2,000	2,000
John A. Doherty	1,250	1,250
Robert S. Gregg	2,000	2,000
Robert H.J. Fastenau	2,000	2,000
Peter J. Frasso	3,000	3,000
Other Executive Officers as a group	4,250	4,250

For each officer, the time vested portion of the award will vest over a four-year period, with 25% of the award vesting on each anniversary of the grant date so long as the grantee remains an employee of the Company.

The precise number of RSUs pursuant to the performance-based awards for each executive officer will depend on the performance of the Company against certain return-on-sales metrics set forth in the 2006 operating plan previously approved by our Board (the “Plan”). Set out in the table above is the target performance RSU award for each executive officer, assuming the Company meets 100% of the target specified in the Plan. The actual number of performance-based RSUs granted will vary from 0% to 200% of the number set forth above based on the Company’s performance. The performance-based RSUs will vest as follows: 25% on the date the Company determines its performance versus the Plan for 2006. The remaining performance-based RSUs will vest annually over the next three years, on the anniversary of the vesting date of the first 25% of the performance-based RSUs.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At our Annual Meeting of Shareholders, all nine nominees for election as directors were elected. The resignation as a director of our former president and chief executive officer, Vahé A. Sarkissian, also became effective as of the Annual Meeting of Shareholders and the size of our Board of Directors was concurrently reduced from ten to nine.

Item 8.01                      Other Events.

On May 12, 2006, we issued a press release announcing that our Board of Directors authorized the repurchase of up to $20 million of our common stock. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	1995 Stock Incentive Plan, as amended

	99.1	Press release dated May 12, 2006 titled “FEI Company Authorizes $20 Million Stock Repurchase Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: May 12, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	1995 Stock Incentive Plan, as amended

99.1	Press release dated May 12, 2006 titled “FEI Company Authorizes $20 Million Stock Repurchase Program”